Exhibit 99.1

Quoin Pharmaceuticals Announces Publication of Peer-Reviewed Paper on QRX003 for Netherton Syndrome in Dermatology and Therapy

– Peer-Reviewed Paper Introducing QRX003 and Its Mechanism of Action in Netherton Syndrome Now Published

– Case Report Details 21 Months of Compassionate Use Treatment in a Pediatric Patient

– Patient’s Skin Improved from Severe to Clear with Complete Elimination of Pruritus (itch)

– After 21 Months of Treatment with QRX003, Patient’s Skin Remains Fully Clear and Pruritus Free

– No Adverse Events have Been Reported for the Patient

– Full Recruitment in Ongoing Phase 2/3 Netherton Syndrome Study Expected to Complete by End of 2026, with Topline Data Expected in Q2 2027

ASHBURN, Va., October 20, 2026 (GLOBE NEWSWIRE) -- Quoin Pharmaceuticals Ltd. (NASDAQ: QNRX) (“Quoin” or the “Company”), a late clinical-stage specialty pharmaceutical company focused on rare and orphan diseases, today announced the publication of a peer-reviewed manuscript titled “An Investigational Mechanism-Informed Therapy for Netherton Syndrome: Introduction to QRX003 and a Pediatric Compassionate-Use Case Report” in Dermatology and Therapy. The paper was published online on October 13, 2026, is open access, and is available at: https://doi.org/10.1007/s13555-026-01948-y

The peer-reviewed paper introduces QRX003, the Company’s investigational topical serine protease inhibitor lotion, and describes its mechanism of action in Netherton Syndrome. It also presents a case report from Professor Alan Irvine, consultant dermatologist at Children’s Health Ireland and professor of dermatology at Trinity College Dublin, describing his positive clinical experience treating a pediatric patient with QRX003 under Quoin’s Pediatric Compassionate Use Program.

The case report describes a pediatric patient with genetically confirmed Netherton Syndrome treated with once-daily, whole-body application of QRX003 on a compassionate-use basis, added to the patient’s existing treatment plan. After six weeks, the patient’s Investigator’s Global Assessment (IGA) score improved from 4 (severe) at baseline to 1 (almost clear), and itch, as measured by the Worst Itch Numeric Rating Scale (WI-NRS), was reduced from 5 to 1. By eight months, IGA was 0 (clear) and WI-NRS was 0 (no itch). Over 21 months of treatment, the patient remained mostly at IGA 0, with occasional episodes recorded at IGA 1. During the treatment period, the patient discontinued previously required medications, including antihistamines, glucocorticoids and antivirals, has not required antibiotics since whole-body application began, and is experiencing no sleep disturbances related to Netherton Syndrome. No adverse events considered treatment-related were reported by the family or treating physician. The case represents the first use of QRX003 in a pediatric patient and the longest continuous exposure to QRX003 to date.

The authors note that these single-patient observations are consistent with a possible treatment-associated effect, and that ongoing clinical trials will further evaluate the safety and efficacy of QRX003.

Separately, in August Quoin reported positive interim results from CL-QRX003-004, its ongoing Phase 2/3 study of QRX003 4% lotion in Netherton Syndrome. In the interim analysis of the first six participants to complete 12 weeks of treatment, four of six (66.7%) achieved the primary endpoint of a 1-grade or greater improvement in Investigator Global Assessment (p=0.0087 vs. a pre-specified alpha of 0.0215). Quoin expects to complete recruitment of all 20 participants in CL-QRX003-004 by the end of 2026 and report topline data in the second quarter of 2027.

“Publication of this paper makes the scientific rationale behind QRX003, and Professor Irvine’s clinical experience with it, available to the broader dermatology and Netherton communities. Netherton Syndrome remains unfamiliar to many physicians, and peer-reviewed evidence such as this plays an important role in building awareness of the disease and of new approaches to treating it,” said Dr. Michael Myers, Chief Executive Officer and Co-Founder of Quoin Pharmaceuticals. “We are grateful to the patient and family for allowing this experience to be shared. This case report adds to a growing body of clinical evidence for QRX003, from our pediatric compassionate use program to the positive interim results from our ongoing Phase 2/3 study. We look forward to completing recruitment in that study by the end of this year.”

About Netherton Syndrome

Netherton Syndrome is a rare, serious genetic skin disease caused by mutations in the SPINK5 gene. The condition is characterized by impaired skin barrier function, persistent inflammation, and increased serine protease activity in the skin. There are currently no approved therapies in the United States indicated specifically for Netherton Syndrome.

About QRX003

QRX003 is an investigational topical serine protease inhibitor lotion in late-stage development for Netherton Syndrome and other orphan skin diseases. QRX003 has been granted Orphan Drug, Rare Pediatric Disease, and Fast Track designations by the U.S. Food and Drug Administration, and Orphan Drug Designation in the European Union and Japan. QRX003 lotion (4%) is currently being evaluated in whole-body clinical trials in patients with Netherton Syndrome, including the Phase 2/3 study CL-QRX003-004.

About Quoin Pharmaceuticals Ltd.

Quoin Pharmaceuticals Ltd. is a late clinical-stage specialty pharmaceutical company focused on developing and commercializing therapeutic products that treat rare and orphan diseases. We are committed to addressing unmet medical needs for patients, their families, communities, and care teams. Quoin’s innovative pipeline is focused on two key platform products, QRX003 and QRX009, that collectively have the potential to target a broad number of rare and orphan indications, including Netherton Syndrome, Peeling Skin Syndrome, Palmoplantar Keratoderma, Pachyonychia Congenita, Gorlin Syndrome and Tuberous Sclerosis Complex, Microcystic Lymphatic Malformations, Venous Malformations, Angiofibromas and others. For more information, visit: www.quoinpharma.com or LinkedIn for updates.

Cautionary Note Regarding Forward Looking Statements

The Company cautions that statements in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances, such as “expect,” “intend,” “hope,” “plan,” “potential,” “anticipate,” “look forward,” “believe,” “may,” and “will,” among others. This press release contains forward-looking statements. All statements that reflect the Company’s expectations, assumptions, projections, beliefs, or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements relating to: ongoing clinical trials further evaluating the safety and efficacy of QRX003; the timing of completing participant recruitment and reporting topline data for the Company’s ongoing Phase 2/3 Netherton Syndrome study; publication of the aforementioned paper making the scientific rationale and clinical experience associated with QRX003 available to the broader dermatology and Netherton communities; and the role of peer-reviewed evidence in building awareness of Netherton Syndrome and its treatment; and Quoin’s belief that its products in development collectively have the potential to target a broad number of rare and orphan indications, including Netherton Syndrome, Peeling Skin Syndrome, Palmoplantar Keratoderma, Pachyonychia Congenita, Gorlin Syndrome, Tuberous Sclerosis Complex, microcystic lymphatic malformations, venous malformations, angiofibromas and others.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties including, but not limited to, the Company’s ability to pursue its regulatory strategy; the Company’s ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements; the Company’s ability to complete clinical trials on time and achieve desired results and benefits as expected; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in other filings the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

For further information, contact:

Quoin Pharmaceuticals Ltd.

Dr. Michael Myers, Ph.D., CEO

mmyers@quoinpharma.com

Investor Relations

PCG Advisory

Jeff Ramson

jramson@pcgadvisory.com

(646) 863-6341